UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2018

ESSEX PROPERTY TRUST, INC.
ESSEX PORTFOLIO, L.P.
(Exact Name of Registrant as Specified in Its Charter)

001-13106 (Essex Property Trust, Inc.)
333-44467-01 (Essex Portfolio, L.P.)
(Commission File Number)

Maryland (Essex Property Trust, Inc.)	77-0369576 (Essex Property Trust, Inc.)
California (Essex Portfolio, L.P.)	77-0369575 (Essex Portfolio, L.P.)

(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1100 Park Place, Suite 200
San Mateo, CA 94403
 (Address of principal executive offices, including zip code)

(650) 655-7800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Essex Property Trust, Inc.	Emerging growth company	☐
Essex Portfolio, L.P.	Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 18, 2018, upon the recommendation of the Nominating and Corporate Governance Committee, and pursuant to the Sixth Amended and Restated Bylaws, as amended (the “Bylaws”), of Essex Property Trust, Inc. (the “Company”), the Board of Directors (the “Board”) of the Company increased the size of the Board to nine directors and elected Mary Kasaris as a director to fill the vacancy on the Board.  With the election of Ms. Kasaris, the Board now consists of nine members, seven of whom are independent directors. In connection with her appointment to the Board, Ms. Kasaris was also appointed to the Audit Committee of the Board.

Ms. Kasaris, age 63, has served as the Regional Managing Director at First Republic Bank for the San Francisco Bay Area’s Peninsula/Silicon Valley Region since 1996. At First Republic Bank, Ms. Kasaris built the Peninsula/Silicon Valley Region’s private banking team, which contributed to the bank’s growth from approximately $4 billion in assets to over $90 billion in assets over the last 22 years. Ms. Kasaris also currently serves on First Republic Bank’s Executive Loan Committee. Prior to First Republic Bank, Ms. Kasaris held various positions during her 16-year tenure at Bank of America, culminating in her role as head of private banking in the Peninsula/Silicon Valley Region. Ms. Kasaris brings to the Board significant experience in real estate and finance matters. Ms. Kasaris has previously served on the boards of the San Jose Symphony and The Elios Charitable Foundation, a non-profit arts organization. She was honored by the San Francisco Business Times as one of the 100 Most Influential Women in 2016. Ms. Kasaris holds a Bachelor of Science degree from the University of California, Berkeley, and a Master’s in Business Administration from Golden Gate University.

Ms. Kasaris will be compensated under the Company’s director compensation program as in effect from time to time, as most recently described in the Company’s 2018 proxy statement filed with the Securities and Exchange Commission (the “SEC”) on March 23, 2018.  Ms. Kasaris will enter into the Company’s standard indemnification agreement for directors, the form of which was filed as Exhibit 99.1 to the Company's Current Report on Form 8-K, filed with the SEC on February 25, 2011.

There are no arrangements or understandings between Ms. Kasaris and any other persons pursuant to which she was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K) between Ms. Kasaris and the Company. The Board has determined that Ms. Kasaris meets the applicable independence requirements of the rules and regulations of the New York Stock Exchange.

The appointment of Ms. Kasaris to the Board furthers our Board’s refreshment plan to maintain a board that, taken as a whole, has the objectivity, diversity and mix of skills, reputation and experience to provide comprehensive and effective oversight of the Company’s strategic, operational and compliance risks, as well as the knowledge, ability and independence to deliver the high standard of governance expected by our stockholders by maintaining an appropriate mix of skills and providing fresh perspectives while leveraging the institutional knowledge and historical perspective of the Board’s longer-tenured members.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrants have duly caused this report to be signed on their behalf by the undersigned, hereunto duly authorized.

Date: September 20, 2018	ESSEX PROPERTY TRUST, INC.

/s/ Daniel J. Rosenberg
	Name:	Daniel J. Rosenberg
	Title:	Senior Vice President, General Counsel & Secretary

ESSEX PORTFOLIO, L.P.

	By:	Essex Property Trust, Inc.
	Its:	General Partner

/s/ Daniel J. Rosenberg
	Name:	Daniel J. Rosenberg
	Title:	Senior Vice President, General Counsel & Secretary